WARRANT AMENDMENT

This WARRANT AMENDMENT (this “Amendment”) is dated as of April 30, 2010 by and among Shengkai Innovations, Inc., a Florida corporation and formerly known as “Southern Sauce Company, Inc.” (the “Company”), and  Blue Ridge Investments, LLC.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Warrant (as defined below).

RECITALS

WHEREAS, the Company entered into a Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”), dated as of July 18, 2008, pursuant to which the Company conducted a private offering solely to accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, of its series A preferred stock and series A warrants; and

WHEREAS, pursuant to Sections 4(d), (e) and (f) of the Series A Warrant to Purchase Shares of Common Stock of the Company that were delivered to the Purchaser (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement (the “Warrant”), the Purchaser had certain anti-dilution protection in the event the Company issues any Additional Shares of Common Stock or Common Stock Equivalents at a price per share less than the Warrant Price then in effect; and

WHEREAS, the Company has requested that the Majority Holders (as such term is defined in the Warrant) amend the Warrant to delete Sections 4(d), (e) and (f) thereof; and agree that in lieu of such provisions the Majority Holders of the Warrant shall have a right to pre-approve any issuance of Additional Shares of Common Stock and Common Stock Equivalents at a price less than the Warrant Price then in effect and give retroactive effect to such amendment; and

WHEREAS, pursuant to Section 11 of the Warrant, no provision of the Warrant may be amended without the written consent of the Company and the Majority Holders; and

WHEREAS, Blue Ridge Investments, LLC constitutes the Majority Holders.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment. Pursuant to Section 11 of the Warrant, the parties hereto hereby amend the Warrant, as of the date hereof, by:

(a) deleting Sections 4(d), (e) and (f);

(b) replacing Section 4(d) with the following:

“Issuance of Additional Shares of Common Stock and Common Stock Equivalents.

Until the expiration of this Warrant, Issuer shall not issue any Additional Shares of Common Stock or Common Stock Equivalents (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, without the prior written consent of the Majority Holders; it being acknowledged and agreed that such consent may be withheld, delayed or conditioned by the Majority Holders in their sole discretion.”

2.           Company Representations and Obligations.  The Company hereby represents and warrants to the Purchaser, as of the date hereof, and agrees as follows:

a.
The Company has the requisite corporate power and authority to enter into this Warrant Amendment and to perform its obligations under the Warrant, as amended hereby. The execution, delivery and performance of the Warrant Amendment (and the Warrant, as amended hereby) by the Company have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Warrant Amendment has been duly executed and delivered by the Company and, together with the Warrant, as amended hereby, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.  The execution and delivery of this Warrant Amendment, and the performance of the Warrant, as amended, in each case by the Company do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any material agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected.

b.
Except as expressly set forth in Section 1 above, the Securities Purchase Agreement, the Warrant and any other documents related thereto, shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

3.           Effective Date of Warrant Amendment. The parties agree that this Warrant Amendment shall be effective retroactively to the date of the Warrant was first issued (i.e. July 18, 2008).

4.           Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

5.           Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

6.           Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction.

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[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

SHENGKAI INNOVATIONS, INC.

By: ____________________________
Name:
Title: Chief Executive Officer

BLUE RIDGE INVESTMENTS, LLC

By: ____________________________
Name:
Title: Authorized Signatory